UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2021

AT&T INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-08610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares (Par Value $1.00 Per Share)	T	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a share of 5.000% Perpetual Preferred Stock, Series A	T PRA	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a share of 4.750% Perpetual Preferred Stock, Series C	T PRC	New York Stock Exchange
AT&T Inc. 1.875% Global Notes due December 4, 2020	T 20	New York Stock Exchange
AT&T Inc. 2.650% Global Notes due December 17, 2021	T 21B	New York Stock Exchange
AT&T Inc. 1.450% Global Notes due June 1, 2022	T 22B	New York Stock Exchange
AT&T Inc. 2.500% Global Notes due March 15, 2023	T 23	New York Stock Exchange
AT&T Inc. 2.750% Global Notes due May 19, 2023	T 23C	New York Stock Exchange
AT&T Inc. Floating Rate Global Notes due September 5, 2023	T 23D	New York Stock Exchange
AT&T Inc. 1.050% Global Notes due September 5, 2023	T 23E	New York Stock Exchange
AT&T Inc. 1.300% Global Notes due September 5, 2023	T 23A	New York Stock Exchange
AT&T Inc. 1.950% Global Notes due September 15, 2023	T 23F	New York Stock Exchange
AT&T Inc. 2.400% Global Notes due March 15, 2024	T 24A	New York Stock Exchange
AT&T Inc. 3.500% Global Notes due December 17, 2025	T 25	New York Stock Exchange
AT&T Inc. 0.250% Global Notes due March 4, 2026	T 26E	New York Stock Exchange
AT&T Inc. 1.800% Global Notes due September 5, 2026	T 26D	New York Stock Exchange
AT&T Inc. 2.900% Global Notes due December 4, 2026	T 26A	New York Stock Exchange
AT&T Inc. 2.350% Global Notes due September 5, 2029	T 29D	New York Stock Exchange
AT&T Inc. 4.375% Global Notes due September 14, 2029	T 29B	New York Stock Exchange
AT&T Inc. 2.600% Global Notes due December 17, 2029	T 29A	New York Stock Exchange
AT&T Inc. 0.800% Global Notes due March 4, 2030	T 30B	New York Stock Exchange
AT&T Inc. 3.550% Global Notes due December 17, 2032	T 32	New York Stock Exchange
AT&T Inc. 5.200% Global Notes due November 18, 2033	T 33	New York Stock Exchange
AT&T Inc. 3.375% Global Notes due March 15, 2034	T 34	New York Stock Exchange
AT&T Inc. 2.450% Global Notes due March 15, 2035	T 35	New York Stock Exchange
AT&T Inc. 3.150% Global Notes due September 4, 2036	T 36A	New York Stock Exchange
AT&T Inc. 1.800% Global Notes due September 14, 2039	T 39B	New York Stock Exchange
AT&T Inc. 7.000% Global Notes due April 30, 2040	T 40	New York Stock Exchange
AT&T Inc. 4.250% Global Notes due June 1, 2043	T 43	New York Stock Exchange
AT&T Inc. 4.875% Global Notes due June 1, 2044	T 44	New York Stock Exchange
AT&T Inc. 4.000% Global Notes due June 1, 2049	T 49A	New York Stock Exchange
AT&T Inc. 4.250% Global Notes due March 1, 2050	T 50	New York Stock Exchange
AT&T Inc. 5.350% Global Notes due November 1, 2066	TBB	New York Stock Exchange
AT&T Inc. 5.625% Global Notes due August 1, 2067	TBC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

On February 25, 2021, AT&T Inc. (the “Company”) announced that AT&T Services, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Services”), entered into an Agreement of Contribution and Subscription, dated February 25, 2021 (the “Contribution Agreement”), among (i) Services, (ii) V HoldCo LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“AT&T HoldCo”), (iii) V OpCo LLC, a Delaware limited liability company (“New DTV”) and (iv) TPG VIII Merlin Investment Holdings, L.P., a Delaware limited partnership (“Investor”).

Pursuant to, and subject to the terms and conditions set forth in, the Contribution Agreement, among other matters, Services will cause the contribution of the U.S. video business unit of the Company and its subsidiaries, consisting of the DIRECTV, AT&T TV and U-verse video services (but excluding U-verse network assets) (collectively, the “Video Business”), to New DTV for $4.25 billion of junior preferred units (with a 6.5% payment-in-kind coupon), an additional distribution preference of $4.2 billion and a 70% economic interest in common units of New DTV. Services will receive $7.6 billion in cash from New DTV at closing, of which $5.8 billion will be funded by committed debt financing taken on by New DTV. Investor will contribute cash in an amount of $1.8 billion to New DTV, subject to customary purchase price adjustments, in exchange for $1.8 billion of senior preferred units (with a 10% cash coupon) and a 30% economic interest in common units of New DTV. In addition, approximately $200 million of existing public debt of the Video Business will remain with New DTV. The Company has agreed, as between the Company and New DTV, to pay net losses under the NFL Sunday Ticket contract following closing up to a cap of $2.5 billion over the remaining period of the contract.

The Contribution Agreement contains customary representations and warranties of Services, AT&T HoldCo, New DTV and the Video Business, generally subject to materiality qualifiers. Additionally, the Contribution Agreement provides for customary pre-closing covenants of New DTV and the Video Business, including covenants relating to the conduct of the Video Business in the ordinary course consistent with past practice and to refrain from taking certain actions without Investor’s consent and covenants not to solicit proposals relating to alternative transactions.

Consummation of the transaction is subject to various conditions as set forth in the Contribution Agreement. Services’ obligation to consummate the transaction is conditioned on specified regulatory clearances (“Regulatory Approvals”) without any condition or restriction that would, among other things, result in a NewCo Substantial Detriment or an AT&T Substantial Detriment (each as defined in the Contribution Agreement). Investor’s obligation to consummate the transaction is conditioned on the receipt of Regulatory Approvals without any condition or restriction that would, among other things, result in a NewCo Substantial Detriment or an Investor Substantial Detriment (each as defined in the Contribution Agreement) and the Video Business not having suffered a Material Adverse Effect (as defined in the Contribution Agreement). Further, the obligation of each party to consummate the transaction is also conditioned upon (i) the receipt of proceeds of the committed debt financing (which is subject to customary conditions precedent) and (ii) the other party’s representations and warranties being true and correct (subject to certain materiality exceptions) and the other party having performed in all material respects its obligations under the Contribution Agreement. The committed debt financing contemplates (i) a senior secured term loan facility of up to $4 billion, (ii) a senior secured revolving facility of up to $500 million and (iii) a senior secured bridge facility of up to $2.2 billion to New DTV.

The Contribution Agreement also provides for certain termination rights of Services and Investor, including the right of either party to terminate the Contribution Agreement if the transaction is not consummated by November 25, 2021, subject to extension in certain cases to a date no later than May 25, 2022.

The foregoing summary of the Contribution Agreement does not purport to be complete and is qualified in its entirety by the full text of the Contribution Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

The Contribution Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Investor, their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Contribution Agreement were made only for purposes of the Contribution Agreement and as of specific dates, were solely for the benefit of the parties to the Contribution Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Contribution Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Contribution Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Contribution Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

ITEM 8.01	Other Events.

On February 25, 2021, the Company and Investor issued a joint press release announcing the execution of the Contribution Agreement and the transactions contemplated thereby. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains forward-looking statements that are subject to risks and uncertainties, including statements relating to the transaction. A discussion of factors that may affect future results is contained in the Company’s filings with the Securities and Exchange Commission.

The Company disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Agreement of Contribution and Subscription, dated February 25, 2021, among Services, HoldCo, New DTV and Investor

99.1	Press Release, dated February 25, 2021, jointly issued by the Company and Investor

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: February 25, 2021	By:	/s/ John J. Stephens
John J. Stephens
Senior Executive Vice President and Chief Financial Officer